Exhibit 99.3

Cvent Lists on the Nasdaq as “CVT” After Announcing Close of Business Combination with

Dragoneer Growth Opportunities Corp. II

Tysons, VA – December 9, 2021 – Cvent Holding Corp. (Nasdaq: CVT), a market-leading meetings, events and hospitality technology provider, and Dragoneer Growth Opportunities Corp. II (formerly Nasdaq: DGNS) (“Dragoneer”), today announced the completion of the business combination of Cvent and Dragoneer, a special purpose acquisition company formed by Dragoneer Investment Group (the “Business Combination”) on December 8, 2021. The Business Combination was approved by Dragoneer shareholders at a special meeting held on December 7, 2021. Starting today, the common stock of Cvent will begin trading on The Nasdaq Global Market under the ticker symbol “CVT”.

Reggie Aggarwal, Cvent CEO & Founder, said, “This is an exciting day for Cvent and our more than 4,000 employees around the world. The closing of our Business Combination and our return to the public markets represents an important inflection point for our company and the industry. Organizations around the world want to get back to meeting – whether virtually, in-person, or both with hybrid – and are leveraging technology more than ever to connect with their attendees. We’ve invested heavily in our virtual and hybrid event solutions so that now, no matter how our nearly 21,000 customers want to bring people together, Cvent can help them deliver more engaging, impactful experiences. The proceeds from this transaction enable us to expand our global headcount, drive innovation, and help us deliver on our long-term growth objectives.”

Since the announcement of the Business Combination on July 23, 2021, Cvent has announced a number of key business highlights. Notable highlights include:

•

Hosted a third quarter 2021 earnings call during which Cvent discussed strong revenue growth and momentum across the business including in its acquisition of new logos and significant increases in initial contract values. Cvent closed several large transactions, including a 3-year deal with a state transportation agency with a total contract value (TCV) of $900,000, a 2-year deal with a publicly traded pharma company with a TCV of $1 million, and a 3-year contract with a global marketing association with a TCV of nearly $900,000, among others.

•

Announced the launch of Cvent Studio, a new solution that delivers powerful live stream and video production capabilities expanding Cvent’s virtual and hybrid offerings. Cvent studio enables marketers and planners to produce broadcast-quality video content through web-based solutions.

•	Launched an expanded partnership with Amadeus, a leading hospitality technology platform, to increase bookings for small meetings and events.

•

Extended its long-standing strategic partnership with the largest global meetings and event industry association, Meeting Professionals International (MPI). Cvent and MPI will continue to deliver educational opportunities and thought leadership content to MPI’s global community of more than 60,000 meeting and event professionals.

•

Received recognition and awards for Cvent’s industry-leading technology and employee experience, including the MarTech Breakthrough Award for “Event Management Innovation,” The Stevie International Business Awards, Bronze for “Most Innovative Company of the Year,” Business Travel Awards Europe, Technology Innovation for “Meetings & Events with Cvent Attendee Hub ®,” Micebook V Awards for “Best Virtual Events Platform,” Institute for Excellence in Sales for “Premier Sales Employer,” and most recently, awarded Gold in the 11th Annual Best in Biz Awards for “Most Customer Friendly Company of the Year – Large and Medium.”

“We’re thrilled to support Cvent and would like to congratulate Reggie and the entire team on reaching this incredible milestone,” said Christian Jensen, Partner at Dragoneer. “Cvent is an innovative and entrepreneurial pioneer in the enterprise event technology space offering trusted solutions and support to customers as they continue to need robust technology to manage and deliver their in-person, virtual and hybrid events. We look forward to witnessing Cvent’s next phase of growth as a publicly listed company.”

“Vista, Reggie and the Cvent team have partnered over the last five years to advance their bold vision to power the entire meetings and events ecosystem,” said Monti Saroya, Co-Head of Vista’s Flagship Fund and Senior Managing Director. “Through their deep commitment to product innovation, operational excellence, and sustainable growth, and their ability to expertly navigate the evolving hybrid world, Cvent has emerged as the preeminent meetings and events technology partner, no matter how organizations choose to gather, whether online or in-person. Vista is privileged to be part of Cvent’s journey, and we look forward to further advancing the organization’s mission to connect and engage people around the world.”

Advisors

Morgan Stanley & Co. LLC served as the exclusive financial advisor to Cvent. Morgan Stanley & Co. LLC, J.P. Morgan and Citi served as placement agents to Dragoneer on the PIPE. Citi also acted as capital markets advisor to Dragoneer. Kirkland & Ellis LLP is legal counsel to Cvent and Vista Equity Partners. Ropes & Gray LLP is legal counsel to Dragoneer Growth Opportunities II. Davis Polk & Wardwell LLP is legal counsel to the placement agents.

About Cvent

Cvent is a leading meetings, events, and hospitality technology provider with more than 4,000 employees and nearly 21,000 customers worldwide. Founded in 1999, the company delivers a comprehensive event marketing and management platform and offers a global marketplace where event professionals collaborate with venues to create engaging, impactful experiences. Cvent is headquartered in Tysons, Virginia, just outside of Washington D.C., and has additional offices around the world to support its growing global customer base. The comprehensive Cvent event marketing and management platform offers software solutions to event organizers and marketers for online event registration, venue selection, event marketing and management, virtual and onsite solutions, and attendee engagement. Cvent’s suite of products automate and simplify the entire event management process and maximize the impact of in-person, virtual, and hybrid events. Hotels and venues use Cvent’s supplier and venue solutions to win more group and corporate travel business through Cvent’s sourcing platforms. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage millions of meetings and events. For more information, please visit Cvent.com, or connect with us on Facebook, Twitter or LinkedIn.

About Dragoneer Investment Group

Dragoneer is a growth-oriented investment firm with over $21 billion in long-duration capital. Dragoneer has a history of partnering with management teams growing exceptional companies characterized by sustainable differentiation and superior economic models. The firm’s track record includes public and private investments across industries and geographies, with a particular focus on technology-enabled businesses. Dragoneer has been an investor in companies such as Airbnb, Alibaba, Atlassian, AppFolio, Bytedance, Ceridian, Chime, Datadog, Doordash, Duck Creek, PointClickCare, Procore, Slack, Samsara, ServiceTitan, Snowflake, Spotify, Uber, UiPath and others.

About Vista Equity Partners

Vista is a leading global investment firm with more than $86 billion in assets under management as of September 30, 2021. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future – a healthier planet, a smarter economy, a diverse and inclusive community and a broader path to prosperity. Further information is available at vistaequitypartners.com. Follow Vista on LinkedIn, @Vista Equity Partners, and on Twitter, @Vista_Equity.

Contacts

Cvent

Investors

CventIR@icrinc.com

(646) 277-1219

Media

Erica Stoltenberg

estoltenberg@cvent.com

(571) 378-6240

Dragoneer

Media

Dragoneer-SVC@sardverb.com

Forward Looking Statements

This communication contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Forward-looking statements in this communication include, but are not limited to, statements regarding future events, such as the proposed Business Combination between Dragoneer and Cvent, including the timing and structure of the transaction, the likelihood and ability of the parties to successfully consummate the Business Combination, the PIPE and the Forward Purchase Agreement, the amount of funds available in the trust account as a result of shareholder redemptions or otherwise, as well as statements about the composition of the board of directors of the company. We cannot assure you that the forward-looking statements in this communication will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, the general economic, political, business and competitive conditions; the inability of the parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement or any related agreements or could otherwise cause the transaction to fail to close; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and the transactions contemplated by the Business Combination; the ability of existing investors to redeem the ability to complete the Business Combination due to the failure to obtain approval from Dragoneer’s shareholders, or the risk that the approval of the shareholders of Dragoneer for the potential transaction is otherwise not obtained; the failure to satisfy other closing conditions in the Business Combination Agreement or otherwise, the occurrence of any event that could give rise to the termination of the Business Combination Agreement; the failure to obtain financing to complete the Business Combination, including to consummate the PIPE or the transactions contemplated by the Forward Purchase Agreement; the ability to recognize the anticipated benefits of the Business Combination; the impact of COVID-19 on Cvent’s business and/or the ability of the parties to complete the Business Combination; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of Dragoneer and Cvent; the risk that the Business Combination disrupts current plans and operations of Dragoneer or Cvent as a result of the announcement and consummation of the Business Combination; the ability of the Company to grow and manage growth profitably and retain its key employees; the inability to obtain or maintain the listing of the post-acquisition company’s securities on Nasdaq following the Business Combination; changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Business Combination; costs related to the Business Combination; and other risks and uncertainties, including those to be included under the header “Risk Factors” in the registration statement on Form S-4 filed by Dragoneer with the SEC, those included under the header “Risk Factors” in the final prospectus of Dragoneer related to its initial public offering and those under the heading “Summary Risk Factors” in the investor presentation filed as Exhibit 99.3 to Dragoneer’s Current Report on Form 8-K filed on July 23, 2021. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In addition, you are cautioned that past performance may not be indicative of future results. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements in making an investment decision or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent our views as of the date of this communication. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this communication.